Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders of W&T Offshore, Inc. and Subsidiaries

In our opinion, the accompanying statement of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of certain oil and gas properties of Opal Resources LLC and Opal Resources Operating Company LLC (the “Permian Basin Properties”) for the year ended December 31, 2010 in conformity with generally accepted accounting principles in the United States of America, using the basis of presentation described in Note 2. This financial statement is the responsibility of Opal Resources LLC, Opal Resources Operating Company LLC and W&T Offshore Inc. management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement reflects the revenues and direct operating expenses of the Permian Basin Properties using the basis of presentation described in Note 2 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Permian Basin Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 21, 2011

PERMIAN BASIN PROPERTIES

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Twelve Months Ended December 31, 2010
(in thousands)

Revenues	$29,759

Direct operating expenses	7,885

Revenues in excess of direct operating expenses	$21,874

See accompanying notes

PERMIAN BASIN PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On May 11, 2011, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Opal Resources LLC and Opal Operating Company LLC (“Opal”), referred to herein as the “Permian Basin Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was January 1, 2011. The stated purchase price of $366 million is subject to customary effective-date adjustments and closing adjustments. The adjusted purchase price as of the date of this statement was $399.5 million and is subject to further post-closing adjustments. Final settlement could occur as early as the third quarter of 2011. The Permian Basin Properties consist primarily of approximately 21,900 gross leasehold acres (21,500 net acres) in the West Texas Permian Basin.

2. Basis of Presentation

The accompanying audited statement includes revenues from oil, natural gas liquids and natural gas production and direct lease operating expenses associated with the Permian Basin Properties. For purposes of this statement, all properties identified in the purchase and sale agreement between Opal and W&T are included herein. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Opal’s historical accounting records. During the period presented, the Permian Basin Properties were not accounted for as a separate division or legal entity by Opal, therefore, certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, this financial statement is not intended to be a complete presentation of the revenues and expenses of the Permian Basin Properties and is not indicative of the financial condition or results of the operation of the Permian Basin Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statement of revenue and direct operating expenses of the Permian Basin Properties is presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Revenue Recognition – Oil, natural gas liquids, natural gas and other related revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

During 2010, sales to customers were as follows: LPC Crude Oil, Inc. 67.2%; Plains Marketing LP 22.9%; DCP Midstream 9.9%. The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely the loss of any single customer or contract would have material a long-term effect as such customers and arrangements could be replaced with similar terms and conditions.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Permian Basin Properties. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses.

3. Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through July 21, 2011, the date the financial statement was available to be issued.

PERMIAN BASIN PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

4. Supplemental Oil and Gas Disclosures (unaudited)

The following tables summarize the net ownership interest in the estimated proved reserves and the standardized measure of discounted future net cash flows related to the proved reserves for the Permian Basin Properties. The standardized measure presented here excludes income taxes as the tax basis for the Permian Basin Properties is not applicable on a go-forward basis. The other components of the standardized measure were determined in accordance with the authoritative guidance of the Financial Accounting Standards Board (“FASB”) and the SEC effective for December 31, 2010.

There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil and natural gas could have an adverse effect on the carrying value of the proved reserves, reserve volumes and revenues, profitability and cash flow. Similarly, the standardized measure incorporates various assumptions such as prices, costs, production rates and discounts rates that are inherently imprecise. Actual results could be materially different and the results may not be comparable to estimates disclosed by other oil and gas companies.

W&T engaged an independent petroleum consultant, Netherland, Sewell & Associates, Inc., to estimate reserves of the Permian Basin Properties as of December 31, 2010. For the proved reserves, the commodity prices used for the December 31, 2010 period, adjusted for items specific to the properties, were $76.53 per barrel for oil, $32.87 per barrel for natural gas liquids and $4.11 per Mcf for natural gas. Prices used in the reserve estimate were based on the twelve-month unweighted average of the first-of-the-month price for each month for the period January through December 2010. For oil and NGLs volumes, the average price was adjusted by lease for quality, transportation fees and a regional price difference. For natural gas volumes, the average price was adjusted by lease for energy content, transportation fees and a regional price difference. All prices are held constant through the production period. The reserve data as of December 31, 2009 was derived from Opal’s records and, after adjusting for production in 2010, all changes were classified as changes in estimates as additional detail was not available. Similarly, the standardized measure of discounted cash flows as of December 31, 2009 and the changes for the twelve months ended December 31, 2010 were computed using data from Opal’s records and changes were computed using data that could be reasonably obtained or estimated.

Proved Reserves

Proved reserves are estimated quantities of oil, natural gas liquids and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. All of the reserves are located onshore in the state of Texas.

PERMIAN BASIN PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

The following table sets forth estimated net quantities of the proved, proved developed and proved undeveloped oil, natural gas liquids and natural gas reserves.

	Oil (MBbls)	NGLs (MBbls)	Natural Gas (MMcf)	Total Oil, NGLs and Natural Gas (MBoe) (1)	Total Oil, NGLs and Natural Gas (MMcfe) (1)
Proved reserves as of December 31, 2009	20,568	9,039	25,083	33,788	202,725
Production	(348)	(66)	(183)	(445)	(2,669)
Revision of previous estimates	664	(2,374)	(7,638)	(2,983)	(17,897)

Proved reserves as of December 31, 2010	20,884	6,599	17,262	30,360	182,159

Year-end proved developed reserves:
December 31, 2010	4,831	1,293	3,397	6,691	40,144
December 31, 2009	1,180	560	1,554	1,999	11,992

Year-end proved undeveloped reserves:
December 31, 2010	16,053	5,306	13,865	23,669	142,015
December 31, 2009	19,388	8,479	23,529	31,789	190,733

(1)	The conversion of barrels to cubic feet equivalent was determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or natural gas liquids (totals may not compute due to rounding). The conversion ratio does not assume price equivalency and the price per Mcfe for oil and natural gas liquids may differ significantly from the price per Mcf for natural gas.

PERMIAN BASIN PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

Standardized Measure

The standardized measure is the estimated net future cash inflows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the unweighted average of first-of-the-month commodity prices and any fixed and determinable future price changes provided by contractual arrangements in existence at year end. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end proved reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. As mentioned above, the standardized measure presented here does not include the effects of income taxes.

In calculating the standardized measure, future net cash inflows were estimated by using future production of period-end proved reserves and assume continuation of existing economic conditions. Future production and development costs are based on estimated costs in effect at the end of the respective period with no escalations. Estimated future net cash flows have been discounted to their present values based on a 10% annual discount rate in accordance with the FASB’s authoritative guidance.

The standardized measure does not purport, nor should it be interpreted, to present the fair market value of the oil, NGLs and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in the future, and the risks inherent in reserve estimates. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

PERMIAN BASIN PROPERTIES

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

Standardized measure of discounted future net cash flows before income taxes relating to proved oil, NGLs and natural gas reserves is as follows:

December 31, 2010
(in thousands)
Standardized Measure
Future cash inflows	$1,886,213
Future costs:
Production	(514,726)
Development	(391,068)
Dismantlement and abandonment	(4,440)
Income taxes (1)	—

Future net cash inflows before 10% discount	975,979
10% annual discount factor	(725,978)

$250,001

(1)	Income taxes were excluded because the tax basis is not applicable on a go-forward basis.

Changes to the standardized measure of discounted cash flows before income taxes relating to our proved oil, NGLs and natural gas reserves are as follows:

December 31, 2010
(in thousands)
Changes in Standardized Measure
Standardized measure, beginning of year	$134,618
Sales and transfers of oil and gas produced, net of production costs	(21,874)
Net change in price, net of future production costs	116,153
Changes in future development costs	(42,981)
Previously estimated development costs incurred	80,255
Revision in quantity estimates	(34,516)
Accretion of discount	13,462
Other changes	4,884

Net increase in standardized measure	115,383

Standardized measure, end of year	$250,001

The standardized measure of discounted future cash flows (discounted at 10%) as of the beginning of the year and the changes during 2010 were developed as follows:

1.	Sales and transfers were based on historical data provided by Opal.
2.	Net change in price, future development costs and revision in quantity estimates was determined utilizing data from Opal’s records and W&T’s records.
3.	The previously estimated future development costs incurred was based on historical data provided by Opal.
4.	Accretion of discount was estimated using a 10% factor on the balance at the beginning of the year.

PERMIAN BASIN PROPERTIES

UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Three Months Ended March 31,
	2011	2010
	(in thousands)

Revenues	$14,023	$5,628

Direct operating expenses	3,448	1,053

Revenues in excess of direct operating expenses	$10,575	$4,575

See accompanying notes

PERMIAN BASIN PROPERTIES

NOTES TO UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On May 11, 2011, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Opal Resources LLC and Opal Operating Company LLC (“Opal”), referred to herein as the “Permian Basin Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was January 1, 2011. The stated purchase price of $366 million is subject to customary effective-date adjustments and closing adjustments. The adjusted purchase price as of the date of this statement was $399.5 million and is subject to further post-closing adjustments. Final settlement could occur as early as the third quarter of 2011. The Permian Basin Properties consist primarily of approximately 21,900 gross leasehold acres (21,500 net acres) in the West Texas Permian Basin.

2. Basis of Presentation

The accompanying unaudited statements includes revenues from oil, natural gas liquids and natural gas production and direct lease operating expenses associated with the Permian Basin Properties. For purposes of these statements, all properties identified in the purchase and sale agreement between Opal and W&T are included herein. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Opal’s historical accounting records. During the period presented, the Permian Basin Properties were not accounted for as a separate division or legal entity by Opal, therefore, certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, these financial statements are not intended to be a complete presentation of the revenues and expenses of the Permian Basin Properties and are not indicative of the financial condition or results of the operation of the Permian Basin Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenue and direct operating expenses of the Permian Basin Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

In the opinion of management, the accompanying unaudited interim statements include all adjustments considered necessary for a fair presentation. Interim period results are not necessarily indicative of the results of operations for a full year.

Revenue Recognition – Oil, natural gas liquids, natural gas and other related revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Permian Basin Properties. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses.